UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2004

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

California	001-31616	22-3059110

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400, Los Angeles, California	90067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (310) 788-1999

(Former name or former address, if changed since last report.) NA.

Item 7. Financial Statements and Exhibits
EXHIBIT 1.1
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 5.1

Item 7. Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement, dated June 15, 2004, between the Registrant and Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Tokyo-Mitsubishi International plc, HSBC Securities (USA) Inc. and Scotia Capital (USA) Inc., relating to the Registrant’s 4.75% Notes due July 1, 2009 (the “Notes”).

4.1	Officers’ Certificate (without exhibits), dated June 18, 2004, establishing the terms of the Notes.

4.2	Form of certificate for the Notes.

5.1	Opinion of O’Melveny & Myers LLP regarding the legality of the Notes.

23.1	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1 hereto).

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Alan H. Lund

By:	Alan H. Lund
Vice Chairman and
Chief Financial Officer

DATED: June 18, 2004